Exhibit 99.1

Investor Relations Contacts:	Todd Friedman or
Karen Fisher	Stacie Bosinoff
DivX, Inc.	The Blueshirt Group
858-882-6415	415-217-7722
kfisher@divxcorp.com	todd@blueshirtgroup.com
stacie@blueshirtgroup.com

Media Contact:
Jennifer Baumgartner
DivX, Inc.
503-901-5371
Jbaumgartner@divxcorp.com

DivX, Inc. Reports Third Quarter 2009 Financial Results

DivX Fast Forwards Its Growth in New Product Categories

Positioned to Redefine the Internet TV Experience

Balance Sheet Remains Strong with $143 Million or $4.38 per Share in

Cash and Investments

SAN DIEGO, CA – November 9, 2009 — DivX, Inc. (NASDAQ:DIVX), a leading digital media company, today announced results for the three and nine months ended September 30, 2009.

The Company reported revenues for the third quarter of $16.6 million, comprised of $14.6 million of technology licensing revenues and $2.0 million of media and other distribution and services revenues. This compares to revenues of $24.4 million reported for the same period a year ago, which included $19.1 million of technology licensing revenues and $5.3 million of media and other distribution and services revenues.

“DivX is undergoing an exciting transition in its business,” stated Kevin Hell, Chief Executive Officer for DivX, Inc. “We are moving beyond our core DVD licensing business into new categories such as Blu-ray players, digital televisions, mobile phones and set-top-boxes, driven by our substantial progress with premium Hollywood content initiatives and our DivX Plus™ high definition software and hardware solutions. Additionally and perhaps even more notably, through our acquisition of AnySource Media in August, we believe we are well positioned to define the next big evolutionary step in the television experience – Internet TV. We believe the opportunity in front of us is transformational, and will drive the business to the next stage.”

As part of the broader transition of its business, DivX today promoted Matt Milne to the position of Senior Vice President and General Manager, DivX Licensing. Prior to joining DivX in July 2009, Matt was Senior Vice President of Sales and Marketing for MediaFLO USA, a wholly owned subsidiary of Qualcomm Incorporated. Matt will  assume the CE licensing responsibilities of

Eric Rodli who has left the Company to pursue other interests. Added Hell, “We want to thank Eric for his contributions to DivX and wish him well in future endeavors.”

The Company also announced that it plans to demo its Internet TV solution at the Consumer Electronics Show (CES) in Las Vegas on January 7-9, 2010.

GAAP net income in the third quarter of 2009 was approximately $4.0 million, or $0.12 per diluted share. DivX incurred a non-GAAP net loss of $319,000, or a loss of $0.01 per diluted share. Non-GAAP net loss and loss per diluted share exclude the following items: (1) a $9.5 million litigation settlement gain ($6.1 million, or $0.19 per diluted share, net of related taxes); (2) non-cash share-based compensation of approximately $2.3 million ($1.5 million, or $0.05 per diluted share, net of related taxes); (3) the scheduled amortization of purchased intangible assets related to the acquisition of MainConcept of $558,000 ($357,000, or $0.01 per diluted share, net of related taxes); (4) the foreign exchange benefit on the Company’s Euro-denominated intercompany loan of $231,000 ($148,000, or less than $0.01 per diluted share, net of related taxes); and (5) a non-cash charge of approximately $120,000, or less than $0.01 per diluted share, related to the write-off of deferred tax assets associated with cancelled stock options.

Dan Halvorson, Chief Financial Officer and Executive Vice President Operations, added, “As reported by many partners and CE vendors, consumer spending continues to be weak but we once again delivered a solid quarter. We believe our focus on managing expenses keeps us on course while maximizing our ability to invest in the future growth of the business. We anticipate emerging products as a percentage of total technology licensing revenues will continue to grow and is projected to increase from approximately 16% for the third quarter to approximately 25% by the end of the fourth quarter of 2009. Our balance sheet remains strong with $143 million in cash and investments, or $4.38 per share, and we are focused on investing in technical innovation that drives growth in our core and new businesses.”

Fourth Quarter 2009 Fiscal Outlook

The following table summarizes the Company’s financial guidance for the fourth quarter of 2009. The following estimates are based on the Company’s current business outlook as of the date of this press release:

Q4’09 Guidance
Revenue (in millions)	$17.5 - $18.5

GAAP earnings (loss) per share, diluted	$(0.05) - $(0.03)

Adjustments:

Non-cash share-based compensation expense, net of income taxes	$0.05

Amortization of purchased intangibles, net of income taxes	$0.01

Non-GAAP earnings per share, diluted	$0.01 - $0.03

These estimates are based on:

1.	Expected revenues for technology licensing of approximately 85% to 90% of total revenue for the fourth quarter of 2009; and revenues for media and other distribution and services of approximately 10% to 15% of total revenues for the fourth quarter of 2009;

2.	A projected non-GAAP effective tax rate of approximately 40% for the fourth quarter of 2009 which is dependent on the effective tax rates in our various domestic and foreign jurisdictions;

3.	Anticipated non-cash share-based compensation expense of approximately $2.4 million ($1.4 million, or $0.05 per diluted share, net of related taxes) for the fourth quarter of 2009;

4.	The scheduled amortization of purchased intangible assets related to the acquisition of MainConcept and the impact of contingent consideration fair value true-ups related to the acquisition of AnySource Media of approximately $650,000 ($390,000, or $0.01 per diluted share, net of related taxes) for the fourth quarter of 2009; and

5.	No significant foreign exchange benefit or expense on the Company’s Euro-denominated intercompany loan.

Quarterly Conference Call

DivX management will host a conference call and simultaneous audio webcast to discuss its third quarter 2009 results on November 9, 2009 at 1:30 p.m. Pacific Time or 4:30 p.m. Eastern Time. To participate in the call, please dial (888) 857-6932 or outside the U.S. (719) 457-2734 to access the conference call at least five minutes prior to the start time. A live audio webcast will be available on the Events and Presentations page at http://investors.divx.com.

In addition, an audio replay of the call will be available between 7:30 p.m. Eastern Time November 9, 2009 and Midnight, Eastern Time November 16, 2009 by calling (888) 203-1112 or (719) 457-0820, with passcode 4032925.

About DivX, Inc.

DivX, Inc. is a leading digital media company that enables consumers to enjoy a high-quality video experience across any kind of device. DivX creates, distributes and licenses digital video technologies that span the “three screens” comprising today's consumer media environment – the PC, the television and mobile devices. Over 200 million DivX devices have shipped into the market from leading consumer electronics manufacturers. DivX also offers content providers and publishers a complete solution for the distribution of secure, high-quality digital video content. Driven by a globally recognized brand and a passionate community of hundreds of millions of consumers, DivX is simplifying the video experience to enable the digital home. For more information, visit www.divx.com.

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, references to the expected growth and earnings potential of the Company’s business, the Company’s position in the digital media space, including Internet TV, the Company’s plans to participate in CES, the anticipated growth of emerging products as a percentage of the Company’s total technology licensing revenues, the anticipated financial results for the fourth quarter of 2009, and the anticipated benefits of the acquisition of AnySource Media LLC to the Company, its customers and partners, including the ability of AnySource Media products and technology to increase the Company’s market opportunity and accelerate penetration of key emerging products. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to: the risk that customer use of DivX technology may not grow as anticipated; the risk that anticipated market opportunities, including Internet TV, may not materialize at expected levels, or at all; uncertainties related to the current macroeconomic climate; the risk that the Company’s activities may not result in the growth of profitable revenue; risks related to the implementation of the acquisition of AnySource Media; the risk that the Company’s financial performance for the fourth quarter of 2009 may not meet expectations; risks and uncertainties related to the maintenance and strength of the DivX brand; the Company’s ability to penetrate existing and new markets; the effects of competition; the Company’s dependence on its licensees and partners; the effect of intellectual property rights claims; risks relating to the Company’s ability to integrate acquired business and technologies into its existing infrastructure; and other factors discussed in the “Risk Factors” section of the Company’s most recent reports filed with the SEC. All forward-looking statements are qualified in their entirety by this cautionary statement. DivX is providing this information as of the date of this release and does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise, other than as required under applicable securities laws.

Non-GAAP Financial Measures; GAAP EPS

DivX has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP net income (loss) and earnings (loss) per diluted share, which excludes non-cash share-based compensation expense, the litigation settlement gain, the amortization of purchased intangible assets, the foreign exchange impact of our

Euro-denominated intercompany loan, and the non-cash charge related to the change in value of certain deferred tax assets. This non-GAAP information is provided to enhance the reader's overall understanding of our current financial performance and prospects for the future. Specifically, we believe this information provides useful comparative data by excluding non-cash share-based compensation expense, which is not consistent from period-to-period. Also, we believe that the exclusion of the litigation settlement gain, amortization of purchased intangible assets, the foreign exchange impact of our Euro-denominated intercompany loan, and the change in value of certain tax deferred assets provides useful comparative data by reflecting our business operations in a manner that is consistent with expected future operations. Management has historically used non-GAAP net income (loss) and non-GAAP earnings (loss) per diluted share when evaluating operating performance because we believe the exclusion of the items described above provides an additional measure of our core operating results and facilitates comparisons of our core operating performance against prior periods and our business model objectives. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

We will continue to evaluate the factors that might impact non-cash share-based compensation expense and accruals for income tax expense. The non-cash share-based compensation expense is expected to vary depending on the number of new grants issued to both current and new employees, and changes in the Company’s stock price, stock market volatility, expected option life, and risk-free interest rates (all of which are difficult to estimate). In addition, the factors that impact our deferred tax assets are expected to vary from period-to-period, also making our effective tax rate difficult to estimate.

# # # #

DivX, Inc.

CONSOLIDATED CONDENSED BALANCE SHEETS

(in thousands)

	September 30, 2009	December 31, 2008

	(unaudited)

Assets
Current assets:
Cash and cash equivalents	$25,328	$43,442
Short-term investments	113,820	73,897
Accounts receivable, net	2,800	7,263
Deferred tax assets, current	3,062	1,841
Prepaid expenses and other current assets	6,220	4,732

Total current assets	151,230	131,175

Property and equipment, net	2,426	3,811
Long-term investments	4,070	17,968
Deferred tax assets, long-term	10,150	10,547
Purchased intangible assets, net	14,107	10,968
Goodwill	18,921	10,358
Other assets	7,855	8,574

Total assets	$208,759	$193,401

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,143	$1,319
Accrued expenses	10,830	7,909
Deferred revenue	5,471	6,185

Total current liabilities	17,444	15,413

Long-term liabilities	8,185	3,888

Total liabilities	25,629	19,301

Stockholders’ equity	183,130	174,100

Total liabilities and stockholders’ equity	$208,759	$193,401

DivX, Inc.

CONSOLIDATED CONDENSED STATEMENTS OF INCOME

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

Net revenues:
Technology licensing	$14,642	$19,108	$46,973	$54,596
Media and other distribution and services	1,993	5,301	3,573	16,154

Total net revenues	16,635	24,409	50,546	70,750

Cost of revenue:
Cost of technology licensing	2,320	963	6,896	2,955
Cost of media and other distribution and services	120	190	432	548

Total cost of revenues	2,440	1,153	7,328	3,503

Gross margin	14,195	23,256	43,218	67,247

Operating expenses:
Selling, general and administrative (1) (2)	12,696	13,300	37,280	41,849
Product development (1) (2)	5,612	4,642	14,946	15,433
Litigation settlement gain	(9,500)	—	(9,500)	—
Impairment of acquired intangibles	—	—	—	1,250

Total operating expenses	8,808	17,942	42,726	58,532

Income from operations	5,387	5,314	492	8,715

Interest income (expense), net	310	908	1,336	3,675
Other income (expense)	157	(677)	296	(175)

Income before income taxes	5,854	5,545	2,124	12,215
Income tax provision	1,898	2,265	1,959	4,776

Net income	$3,956	$3,280	$165	$7,439

Basic net earnings per share	$0.12	$0.10	$0.01	$0.22

Diluted net earnings per share	$0.12	$0.10	$0.01	$0.22

Shares used to compute basic net earnings per share	32,681	32,312	32,582	33,133

Shares used to compute diluted net earnings per share	33,031	32,818	32,931	33,688

(1) Includes share-based compensation as follows:

Selling, general and administrative	$1,573	$1,851	$5,286	$5,221
Product development	732	539	1,573	1,602

	$2,305	$2,390	$6,859	$6,823

(2) Includes Stage6 operating costs and related accruals as follows:

Selling, general and administrative	$—	$—	$—	$3,103
Product development	—	—	—	230

	$—	$—	$—	$3,333

DivX, Inc.

UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Net Income:
GAAP net income	$3,956	$3,280	$165	$7,439
Share-based compensation	2,305	2,390	6,859	6,823
Amortization of purchased intangible assets	558	594	1,601	1,652
Fx impact on intercompany loan	(231)	662	(205)	204
Litigation settlement gain	(9,500)	—	(9,500)	—
Valuation allowance / adjustments on deferred tax assets	120	—	1,338	—
Stage6 operating costs and related accruals	—	—	—	3,333
Impairment of acquired intangibles	—	—	—	1,250
Income tax effects of pre-tax adjustments	2,473	(1,556)	486	(5,638)

Non-GAAP net income (loss)	$(319)	$5,370	$744	$15,063

Diluted earnings per share:
GAAP diluted earnings per share	$0.12	$0.10	$0.01	$0.22
Share-based compensation	0.07	0.07	0.21	0.20
Amortization of purchased intangible assets	0.02	0.02	0.05	0.05
Fx impact on intercompany loan	(0.01)	0.02	(0.01)	0.01
Litigation settlement gain	(0.29)	—	(0.29)	—
Valuation allowance / adjustments on deferred tax assets	—	—	0.04	—
Stage6 operating costs and related accruals	—	—	—	0.10
Impairment of acquired intangibles	—	—	—	0.04
Income tax effects of pre-tax adjustments	0.08	(0.05)	0.01	(0.17)

Non-GAAP diluted earnings (loss) per share	$(0.01)	$0.16	$0.02	$0.45

Non-GAAP shares used to compute diluted net earnings (loss) per share	32,681	32,818	32,931	33,688

The following table sets forth the computation of Non-GAAP basic and diluted net earnings (loss) per share:

Numerator:
Net income (loss)	$(319)	$5,370	$744	$15,063

Denominator:
Weighted-average common shares outstanding (basic)	32,681	32,312	32,582	33,133

Weighted-average common shares outstanding (diluted)	32,681	32,818	32,931	33,688

Basic net earnings (loss) per share	$(0.01)	$0.17	$0.02	$0.45

Diluted net earnings (loss) per share	$(0.01)	$0.16	$0.02	$0.45

DivX, Inc.

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOW

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Net cash provided by operating activities	$11,409	$14,504	$15,459	$16,896

Net cash (used in) provided by investing activities	(9,293)	(3,169)	(34,658)	28,019

Net cash (used in) provided by financing activities	21	(76)	981	(19,458)

Effect of exchange rate changes on cash	(15)	(62)	104	(7)

Net increase (decrease) in cash and cash equivalents	2,122	11,197	(18,114)	25,450
Cash and cash equivalents at beginning of period	23,206	28,785	43,442	14,532

Cash and cash equivalents at end of period	$25,328	$39,982	$25,328	$39,982